Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Historical Consolidated Financial and Other Data” and “Experts” and to the use of our reports dated February 27, 2015, except Note 6, Note 13 and Note 18, as to which the date is August 25, 2015, in the Registration Statement (Form S-1 No. 333-205750) and related Prospectus of First Data Corporation for the registration of its Class A common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 1, 2015